Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Kristin Brown, Director of Investor Relations (617) 796-8251 www.ta-petro.com
TravelCenters of America Inc. Announces Third Quarter 2020 Financial Results
Net Income Per Share of Common Stock Attributable to Common Stockholders of $0.61 for the 2020 Third Quarter
Adjusted Net Income Per Share of Common Stock Attributable to Common Stockholders of $0.65 for the 2020 Third Quarter
Net Income Increased 362.4% and Adjusted EBITDAR Increased 10.0% for the 2020 Third Quarter Over Prior Year Period
_____________________________________________________________________________________
Westlake, OH (November 4, 2020): TravelCenters of America Inc. (Nasdaq: TA) today announced financial results for the quarter and nine months ended September 30, 2020.
Jonathan M. Pertchik, TA's CEO, made the following statement regarding the 2020 third quarter results:
"Despite the continued challenges presented by the global pandemic and the corresponding economic recession, we generated increases of 362.4% in net income, 29.9% in adjusted EBITDA and 10.0% in adjusted EBITDAR over the prior year third quarter. Fuel gross margin increased slightly by 0.8% over the prior year period driven by a significant increase in diesel fuel sales volume and the federal biodiesel blenders' tax credit. Four wheel traffic, which is reflected in gasoline sales volume, remained down over the prior year period and low volatility in the diesel fuel wholesale market caused fuel gross margin per gallon to decline compared to last year. Overall nonfuel revenues decreased 3.7% over the prior year period driven almost entirely by a reduction in revenues at our full service restaurants, many of which remain closed due to precautions taken in response to COVID-19. However, certain of our transformation initiatives have resulted in solid improvements in our store and retail, quick service restaurant and truck service departments, as well as improved revenues from diesel exhaust fluid. Although adjusted fuel gross margin and nonfuel revenues decreased 4.7% during the 2020 third quarter, our adjusted EBITDAR margin increased to 19.4% as compared to 16.8% for the prior year period. This improvement was a direct result of our sound discipline in managing expenses."
Reconciliations to GAAP:
Adjusted net income (loss), adjusted net income (loss) per share of common stock attributable to common stockholders, adjusted fuel gross margin, adjusted fuel gross margin per gallon, adjusted fuel gross margin and nonfuel revenues, EBITDA, adjusted EBITDA, adjusted EBITDAR and adjusted EBITDAR margin are non-GAAP financial measures. The U.S. generally accepted accounting principles, or GAAP, financial measures that are most directly comparable to the non-GAAP measures disclosed herein are included in the supplemental tables below.

Third Quarter 2020 Highlights:
•Cash and cash equivalents of $280.4 million and availability under TA's revolving credit facility of $70.9 million for total liquidity of $351.3 million as of September 30, 2020.
•The following table presents detailed results for TA's fuel sales for the 2020 and 2019 third quarters.

(in thousands)	Three Months Ended September 30,
	2020	2019	Change
Fuel sales volume (gallons):
Diesel fuel	485,488	431,336	12.6%
Gasoline	69,614	80,343	(13.4)%
Total fuel sales volume	555,102	511,679	8.5%

Fuel gross margin	$80,123	$79,458	0.8%
Adjusted fuel gross margin	70,565	79,458	(11.2)%
Fuel gross margin per gallon	$0.144	$0.155	(7.1)%
Adjusted fuel gross margin per gallon	0.127	0.155	(18.1)%
•The following table presents detailed results for TA's nonfuel revenues for the 2020 and 2019 third quarters.

(in thousands)	Three Months Ended September 30,
2020	2019	Change
Nonfuel revenues:
Truck service	$189,630	$186,430	1.7%
Store and retail services	179,517	173,033	3.7%
Restaurant	77,665	109,129	(28.8)%
Diesel exhaust fluid	27,285	23,497	16.1%
Total nonfuel revenues	$474,097	$492,089	(3.7)%

Nonfuel gross margin	$285,983	$294,504	(2.9)%
Nonfuel gross margin percentage	60.3%	59.8%	50	pts
•Adjusted fuel gross margin and nonfuel revenues of $544.7 million decreased $26.9 million, or 4.7%, as compared to the prior year period.
•Net income of $8.7 million increased $6.8 million, or 362.4%, and adjusted net income of $9.2 million increased $7.3 million, or 389.9%, as compared to the prior year period.
•Adjusted EBITDA of $41.5 million increased $9.6 million, or 29.9%, as compared to the prior year period.
•Adjusted EBITDAR of $105.4 million increased $9.6 million, or 10.0%, as compared to the prior year period.
•Adjusted EBITDAR margin increased to 19.4% from 16.8% for the prior year period.
Growth Strategies
TA has commenced numerous initiatives across its organization for the purpose of improving and enhancing operational efficiencies and profitability, including a company wide reorganization plan, or the Reorganization Plan. TA believes certain of these initiatives will increase diesel fuel and gasoline gross margin and fuel sales volume, increase market share in the truck service industry, improve merchandising and gross margin in store and retail services, improve operating effectiveness in its full service restaurants and expand its franchise base, while focusing on opportunities to further control costs in field operations.

On April 30, 2020, TA committed to and initiated the Reorganization Plan to improve the efficiency of its operations. As part of the Reorganization Plan, TA reduced its headcount and eliminated certain positions, which TA expects to result in approximately $13.1 million of net annual savings in selling, general and administrative expense. In addition, TA has made certain changes in its leadership and their roles and created both a corporate development and a procurement team. The costs of the Reorganization Plan were $4.3 million, which were comprised primarily of severance, outplacement services, stock based compensation expense associated with the accelerated vesting of previously granted stock awards for certain employees and fees for recruitment of certain executive positions.
On October 28, 2019, TA entered into a multi unit franchise agreement with IHOP Franchisor LLC a subsidiary of IHOP®, or IHOP, in which TA agreed to rebrand and convert up to 94 of its full service restaurants to IHOP restaurants over five years. Due to the COVID-19 pandemic, TA and IHOP agreed to delay the rebranding schedule by one year. Of the 94, TA is obligated to convert the initial 20 full service restaurants to IHOP restaurants with the remaining conversions at its discretion. TA currently operates these full service restaurants under its Iron Skillet or Country Pride brand names. The average investment per site to rebrand these restaurants is expected to be approximately $1.4 million.
Since the beginning of 2019, TA has entered into franchise agreements for 23 travel centers to be operated under one of TA's travel center brand names; four of these franchised travel centers began operations during 2019, two began operations in the 2020 first quarter, five began operations in the 2020 second quarter, two began operations in the 2020 third quarter, one began operations in the 2020 fourth quarter to date and TA anticipates the remaining nine franchised travel centers will be added to its network by the end of 2021. In addition, TA has entered into an agreement with one of these franchisees pursuant to which TA expects to add two additional franchised travel centers to its network, one within five years and the other within 10 years.
Underwritten Public Equity Offering
On July 6, 2020, TA received net proceeds of $80.0 million, after $0.3 million of offering costs and $5.1 million of underwriting discounts and commissions, from the sale and issuance of 6.1 million shares of common stock in an underwritten public equity offering. TA intends to use the net proceeds from this offering to fund deferred maintenance and other capital expenditures necessary to enhance property conditions and implement growth initiatives, for working capital and for general corporate purposes.

Conference Call
On November 4, 2020, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2020. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10148171.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's third quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America Inc.
TA's nationwide business includes travel centers located in 44 U.S. states and in Canada, standalone truck service facilities located in three states and standalone restaurants located in 12 states. TA's travel centers operate under the "TravelCenters of America," "TA," "TA Express," "Petro Stopping Centers" and "Petro" brand names and offer diesel fuel and gasoline, restaurants, truck repair services, travel/convenience stores and other services designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's standalone truck service facilities operate under the "TA Truck Service" brand name. TA's standalone restaurants operate principally under the "Quaker Steak & Lube," or QSL, brand name.

TRAVELCENTERS OF AMERICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Fuel	$791,880	$1,074,680	$2,244,219	$3,175,492
Nonfuel	474,097	492,089	1,304,674	1,409,045
Rent and royalties from franchisees	3,947	3,723	10,482	10,611
Total revenues	1,269,924	1,570,492	3,559,375	4,595,148

Cost of goods sold (excluding depreciation):
Fuel	711,757	995,222	1,990,241	2,944,465
Nonfuel	188,114	197,585	512,784	553,351
Total cost of goods sold	899,871	1,192,807	2,503,025	3,497,816

Site level operating expense	221,864	241,740	655,950	709,105
Selling, general and administrative expense	32,967	40,178	108,171	116,850
Real estate rent expense	65,226	63,911	191,893	194,094
Depreciation and amortization expense	32,299	24,146	89,113	72,118

Income from operations	17,697	7,710	11,223	5,165

Interest expense, net	7,375	7,048	22,064	21,262
Other expense (income), net	233	(60)	1,109	370
Income (loss) before income taxes	10,089	722	(11,950)	(16,467)
(Provision) benefit for income taxes	(1,432)	1,150	4,222	6,819
Net income (loss)	8,657	1,872	(7,728)	(9,648)
Less: net income for noncontrolling interest	52	40	104	89
Net income (loss) attributable to common stockholders	$8,605	$1,832	$(7,832)	$(9,737)

Net income (loss) per share of common stock attributable to common stockholders:
Basic and diluted	$0.61	$0.23	$(0.76)	$(1.20)

Weighted average vested shares of common stock	13,779	7,777	9,890	7,770
Weighted average unvested shares of common stock	286	309	358	313
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance and believes that they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
The non-GAAP financial measures TA presents should not be considered as alternatives to net income (loss) attributable to common stockholders, net income (loss), income from operations or net income (loss) per share of common stock attributable to common stockholders as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that adjusted net income (loss), adjusted net income (loss) per share of common stock attributable to common stockholders, adjusted fuel gross margin and nonfuel revenues, EBITDA, adjusted EBITDA, adjusted fuel gross margin and adjusted fuel gross margin per gallon are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents the operating results of TA's operations without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. TA calculates EBITDA as net income (loss) before interest, income taxes and depreciation and amortization expense, as shown below. TA calculates adjusted EBITDA by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
In addition, TA believes that, because it leases a majority of its travel centers, presenting adjusted EBITDAR and adjusted EBITDAR margin may help investors compare the value of TA against companies that own and finance ownership of their properties with debt financing, since these measures eliminate the effects of variability in leasing methods and capital structures. These measures may also help investors evaluate TA's valuation if it owned its leased properties and financed that ownership with debt, in which case the interest expense TA incurred for that debt financing would be added back when calculating EBITDA. Adjusted EBITDAR and adjusted EBITDAR margin are presented solely as valuation measures and should not be viewed as measures of overall operating performance or considered in isolation or as an alternative to net income (loss) because they exclude the real estate rent expense associated with TA's leases and they are presented for the limited purposes referenced herein. TA calculates EBITDAR as net income (loss) before interest, income taxes, real estate rent expense and depreciation and amortization expense and adjusted EBITDAR by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses. TA calculates adjusted EBITDAR margin as adjusted EBITDAR as a percentage of adjusted fuel gross margin and nonfuel revenues.
TA excluded the federal biodiesel blenders' tax credit when calculating its non-GAAP financial measures. In December 2019, the U.S. government retroactively reinstated the federal biodiesel blenders' tax credit for 2018 and 2019, as well as approved the federal biodiesel blenders' tax credit through 2022. As a result, the three and nine months ended September 30, 2019, do not include the benefit of the federal biodiesel blenders' tax credit and excluding the benefit for the three and nine months ended September 30, 2020, allows investors to better compare TA's performance between periods.
TA believes that net income (loss) is the most directly comparable GAAP financial measure to adjusted net income (loss), EBITDA, adjusted EBITDA and adjusted EBITDAR; net income (loss) per share of common stock attributable to common stockholders is the most directly comparable GAAP financial measure to adjusted net income (loss) per share of common stock attributable to common stockholders; fuel gross margin and nonfuel revenues are the most directly comparable GAAP financial measure to adjusted fuel gross margin and nonfuel revenues; and that fuel gross margin and fuel gross margin per gallon are the most directly comparable GAAP financial measures to adjusted fuel gross margin and adjusted fuel gross margin per gallon, respectively.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and nine months ended September 30, 2020 and 2019.

Calculation of adjusted net income (loss):	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$8,657	$1,872	$(7,728)	$(9,648)
Add: Impairment of property and equipment(1)	6,610	—	6,610	—
Add: Impairment of operating lease assets(1)	1,262	—	1,262	—
Add: Asset write offs(2)	2,372	—	8,906	—
Add: Reorganization Plan costs(3)	—	—	4,288	—
Add: Field employee bonus expense(4)	—	—	3,769	—
Add: Goodwill impairment(5)	—	—	3,046	—
Add: Executive compensation expense(6)	—	—	2,109	—
Less: Federal biodiesel blenders' tax credit(7)	(9,558)	—	(20,788)	—
Add: Costs of SVC transactions(8)	—	—	—	458
Less: Loyalty award expiration(9)	—	—	—	(2,911)
(Less) add: Net income (loss) tax impact(10)	(173)	—	(2,319)	618
Adjusted net income (loss)	$9,170	$1,872	$(845)	$(11,483)

Calculation of adjusted net income (loss) per share of common stock attributable to common stockholders (basic and diluted):	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) per share of common stock attributable to common stockholders (basic and diluted)	$0.61	$0.23	$(0.76)	$(1.20)
Add: Impairment of property and equipment(1)	0.47	—	0.64	—
Add: Impairment of operating lease assets(1)	0.09	—	0.12	—
Add: Asset write offs(2)	0.17	—	0.87	—
Add: Reorganization Plan costs(3)	—	—	0.42	—
Add: Field employee bonus expense(4)	—	—	0.37	—
Add: Goodwill impairment(5)	—	—	0.30	—
Add: Executive compensation expense(6)	—	—	0.21	—
Less: Federal biodiesel blenders' tax credit(7)	(0.68)	—	(2.03)	—
Add: Costs of SVC transactions(8)	—	—	—	0.06
Less: Loyalty award expiration(9)	—	—	—	(0.36)
(Less) add: Net income (loss) tax impact(10)	(0.01)	—	(0.23)	0.07
Adjusted net income (loss) per share of common stock attributable to common stockholders (basic and diluted)	$0.65	$0.23	$(0.09)	$(1.43)

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

Calculation of adjusted fuel gross margin and nonfuel revenues:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Fuel gross margin	$80,123	$79,458	$253,978	$231,027
Nonfuel revenues	474,097	492,089	1,304,674	1,409,045
Total fuel gross margin and nonfuel revenues	554,220	571,547	1,558,652	1,640,072
Less: Federal biodiesel blenders' tax credit(7)	(9,558)	—	(20,788)	—
Less: Loyalty award expiration(9)	—	—	—	(2,911)
Adjusted fuel gross margin and nonfuel revenues	$544,662	$571,547	$1,537,864	$1,637,161

Calculation of EBITDA, adjusted EBITDA and adjusted EBITDAR:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$8,657	$1,872	$(7,728)	$(9,648)
Add (less): Provision (benefit) for income taxes	1,432	(1,150)	(4,222)	(6,819)
Add: Depreciation and amortization expense	32,299	24,146	89,113	72,118
Add: Interest expense, net	7,375	7,048	22,064	21,262
EBITDA	49,763	31,916	99,227	76,913
Add: Impairment of operating lease assets(1)	1,262	—	1,262	—
Add: Reorganization Plan costs(3)	—	—	4,288	—
Add: Field employee bonus expense(4)	—	—	3,769	—
Add: Executive compensation expense(6)	—	—	2,109	—
Less: Federal biodiesel blenders' tax credit(7)	(9,558)	—	(20,788)	—
Add: Costs of SVC transactions(8)	—	—	—	458
Less: Loyalty award expiration(9)	—	—	—	(2,911)
Adjusted EBITDA	41,467	31,916	89,867	74,460
Add: Real estate rent expense	65,226	63,911	191,893	194,094
Less: Impairment of operating lease assets(1)	(1,262)	—	(1,262)	—
Adjusted EBITDAR	$105,431	$95,827	$280,498	$268,554

Calculation of adjusted EBITDAR margin:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDAR(11)	$105,431	$95,827	$280,498	$268,554
Adjusted fuel gross margin and nonfuel revenues(11)	544,662	571,547	1,537,864	1,637,161
Adjusted EBITDAR margin	19.4%	16.8%	18.2%	16.4%
(11) Reconciliations from net income (loss) and fuel gross margin and nonfuel revenues, the financial measures determined in accordance with GAAP to the non-GAAP measures disclosed herein, are included in the supplemental tables above.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

Calculation of adjusted fuel gross margin and adjusted fuel gross margin per gallon:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Fuel gross margin	$80,123	$79,458	$253,978	$231,027
Less: Federal biodiesel blenders' tax credit(7)	(9,558)	—	(20,788)	—
Less: Loyalty award expiration(9)	—	—	—	(2,840)
Adjusted fuel gross margin	$70,565	$79,458	$233,190	$228,187

Fuel gross margin per gallon	$0.144	$0.155	$0.167	$0.155
Less: Federal biodiesel blenders' tax credit(7)	(0.017)	—	(0.014)	—
Less: Loyalty award expiration(9)	—	—	—	(0.002)
Adjusted fuel gross margin per gallon	$0.127	$0.155	$0.153	$0.153
(1) Impairment of Property and Equipment and Operating Lease Assets. During the three and nine months September 30, 2020, TA recognized $6.6 million and $1.3 million of impairment charges to property and equipment and operating lease assets, respectively, related to certain standalone QSL restaurants. The impairment charges were recognized in depreciation and amortization expense and real estate rent expense, respectively, in TA's consolidated statements of operations and comprehensive income (loss).
(2) Asset Write Offs. During the three and nine months ended September 30, 2020, TA wrote off $2.4 million and $8.1 million, respectively, related to programs that were canceled. During the nine months ended September 30, 2020, TA wrote off $0.8 million of intangibles relating to three QSL franchises that closed in April 2020. These amounts were included in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(3) Reorganization Plan Costs. On April 30, 2020, TA commenced a company-wide Reorganization Plan. During the nine months ended September 30, 2020, TA recognized $4.3 million of costs related to the Reorganization Plan, which were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(4) Field Employee Bonus Expense. In March and April 2020, TA paid cash bonuses to certain employees who continued to work at its locations during the COVID-19 pandemic. These bonuses resulted in additional compensation expense of $3.8 million for the nine months ended September 30, 2020, which were included in site level operating expense in TA's consolidated statements of operations and comprehensive income (loss).
(5) Goodwill Impairment. During the nine months ended September 30, 2020, TA recognized a goodwill impairment charge of $3.0 million with respect to its QSL reporting unit, which was recognized in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(6) Executive Compensation Expense. TA agreed to accelerate the vesting of previously granted stock awards and make cash payments as part of TA's retirement and separation agreements with certain former executive officers. The accelerations and cash payments resulted in additional compensation expense of $2.1 million for the nine months ended September 30, 2020, which were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(7) Federal Biodiesel Blenders' Tax Credit. In December 2019, the U.S. government retroactively reinstated the federal biodiesel blenders' tax credit for 2018 and 2019, as well as approved the federal biodiesel blenders' tax credit through 2022. As a result, TA recognized $9.6 million and $20.8 million for the three and nine months ended September 30, 2020, respectively, which were recognized as a reduction to fuel cost of goods sold in TA's consolidated statements of operations and comprehensive income (loss).
(8) Costs of SVC Transactions. In January 2019, TA and SVC amended their leases and completed certain other related transactions. During the nine months ended September 30, 2019, TA incurred $0.5 million of expenses associated with these transactions. These expenses were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(9) Loyalty Award Expiration. During the nine months ended September 30, 2019, TA introduced a new customer loyalty program, UltraONE 2.0. As a result of introducing the new customer loyalty program, certain loyalty awards earned under the program now expire in 10 days for all loyalty members. This update resulted in the immediate expiration of certain loyalty awards upon adoption of the new customer loyalty program, generating $2.9 million of additional revenue during the nine months ended September 30, 2019, $2.8 million of which was recognized as fuel revenues and $0.1 million as nonfuel revenues in TA's consolidated statements of operations and comprehensive income (loss).
(10) Net Income (Loss) Tax Impact. TA calculated the income tax impact of the adjustments described above by using its estimated statutory income tax rate of 25.2% for the three and nine months ended September 30, 2020 and 2019.

TRAVELCENTERS OF AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$280,442	$17,206
Accounts receivable, net	113,628	173,496
Inventory	160,913	196,611
Other current assets	29,304	32,456
Total current assets	584,287	419,769

Property and equipment, net	821,208	868,503
Operating lease assets	1,760,914	1,817,998
Goodwill	22,213	25,259
Intangible assets, net	19,060	20,707
Other noncurrent assets	81,859	78,659
Total assets	$3,289,541	$3,230,895

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$155,494	$147,440
Current operating lease liabilities	110,769	104,070
Other current liabilities	174,154	138,455
Total current liabilities	440,417	389,965

Long term debt, net	338,001	329,321
Noncurrent operating lease liabilities	1,798,500	1,880,188
Other noncurrent liabilities	65,737	58,885
Total liabilities	2,642,655	2,658,359

Stockholders' equity (14,396 and 8,307 shares of common stock outstanding as of September 30, 2020 and December 31, 2019, respectively)	646,886	572,536
Total liabilities and stockholders' equity	$3,289,541	$3,230,895
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, to be filed with the U.S. Securities and Exchange Commission.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever TA uses words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "may" and negatives or derivatives of these or similar expressions, TA is making forward-looking statements. These forward-looking statements are based upon TA's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TA's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TA's control. Among others, the forward-looking statements which appear in this press release that may not occur include:
•Statements about increased operating results may imply that TA will realize similar or better results in the future and that TA's business may be profitable in the future. TA operates in a highly competitive industry and its business is subject to various market and other risks and challenges. As a result, TA may not be able to realize similar or better results in the future and it may fail to be profitable in the future for these or other reasons. Since TA became publicly traded in 2007, TA's operations have generated losses and only occasionally generated profits;
•Statements about managing expenses, new management, transformational initiatives and implementation of transitional plans may imply that these changes and developments will result in improvements to TA's business, operations and financial results. However, these changes may not be successful or sustainable. Further, even if they are successful and sustainable, other factors and risks may result in TA not achieving the benefits that it expects from these matters;
•Statements about TA commencing numerous initiatives which it believes will improve and enhance its operational efficiencies and profitability, increase diesel fuel and gasoline gross margin and fuel sales volume, increase market share in the truck service industry, improve merchandising and gross margin in store and retail services, improve operating effectiveness in its full service restaurants and expand its franchise base. However, TA may not be able to recognize the improvements to its operating results that it anticipates. In addition, the costs incurred to complete the initiatives may cost more than TA anticipates;
•Statements about the expectation that TA will recognize annual cost savings of approximately $13.1 million as a result of the Reorganization Plan. However, TA may not realize or maintain the cost savings it expects;
•Statements about expecting to expand TA's network by entering into new franchise agreements. However, TA may not succeed in entering these agreements and the commencement and stabilization of any new franchisees may not occur or may be delayed, and these franchises may not be successful or generate the royalties for TA that it expects; and
•Statements about TA entering into a multi unit franchise agreement with IHOP to rebrand and convert up to 94 of its full service restaurants to IHOP restaurants. However, TA is only obligated to convert the 20 full service restaurants to IHOP with the remaining conversions at its discretion. TA may fail to convert those 20 restaurants and may determine not to convert some or all of the remaining 74 restaurants. The costs for these conversions may exceed TA's expectations and TA may fail to complete these conversions in accordance with the schedule, or at all. In addition, TA may not realize the return on investment it currently is anticipating and TA may incur losses with respect to these conversions.
The information contained in TA's periodic reports, including TA's Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the U.S. Securities and Exchange Commission, or SEC, and TA's Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which have been or will be filed with the SEC, under the caption "Risk Factors," or elsewhere in those reports, or incorporated therein, identifies other important factors that could cause differences from TA's forward-looking statements. TA's filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, TA does not intend to update or change any forward-looking statement as a result of new information, future events or otherwise.
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